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                               MILLER AND CO.
                                [LETTERHEAD]




                             September 17, 1997


Profit Financial Corporation
14675 Interurban Avenue South
Seattle, Washington  98168

Dear Profit Financial Corporation:

We hereby consent to the inclusion in the Form 10, as amended and as filed by Profit Financial Corporation, of the financial statements audited by Miller and Co. for the fiscal years ending 1996, 1995, and 1994, the notes thereto and our reports and opinions thereon.

                                            Very truly yours,

                                            MILLER AND CO.


                                            /s/ Marlon G. Buno
                                            Marlon G. Buno
                                            Partner